Exhibit 10.63

FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT

This FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT (this “Amendment”), dated as of December 16, 2013, by and between Ares Corporate Opportunities Fund III, L.P., a Delaware limited partnership (“Ares”), and CPP Investment Board (USRE II) Inc., a Canadian corporation (“CPPIB”).

WHEREAS, Ares and the Canada Pension Plan Investment Board, a federal crown corporation incorporated pursuant to the Canada Pension Plan Investment Board Act of 1997 (Canada), previously entered into that certain Stockholders Agreement, dated as of January 13, 2012, by and among Number Holdings, Inc., a Delaware corporation, Ares, CPPIB and the other stockholders party thereto (the “Stockholders Agreement”);

WHEREAS, on January 14, 2012, Canada Pension Plan Investment Board assigned and transferred to CPPIB all of its rights under the Stockholders Agreement;

WHEREAS, pursuant to Section 6.03 of the Stockholders Agreement, the Stockholders Agreement may not be amended except by a written instrument executed by Ares and CPPIB; and

WHEREAS, Ares and CPPIB desire to amend the Stockholders Agreement as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually agree as follows:

1.                                      Amendments.

(a)                                 The definition of “Non-Executive Rollover Director” in Section 1.01 of the Stockholders Agreement is hereby deleted in its entirety.

(b)                                 Section 4.06(a) of the Stockholders Agreement is hereby deleted in its entirety and replaced with the following:

“(a)                           Board of Directors.  At each annual or special stockholders meeting called for the election of directors, and whenever the stockholders of the Company act by written consent with respect to the election of directors, each Stockholder shall vote or otherwise give such Stockholder’s consent in respect of all shares of the Capital Stock of the Company (whether now owned or hereafter acquired) owned by such Stockholder, and take all other appropriate action, and the Company shall take all necessary and desirable actions, to cause:

(i)                                     the number of directors on the Board to be 9 (provided that, if each of the Major Stockholders consents, the number of directors on the Board may be greater or less than 9) and the Bylaws of the Company to provide a range of authorized directors on the Board that permits such number;

(ii)                                  the election to the Board of:

(1)                                 four directors designated by Ares (the “Ares Directors”) (of which one such director will serve as the Chairman of the Board), for so long as Ares is a Major Stockholder;

(2)                                 two directors designated by CPPIB (the “CPPIB Directors”) for so long as CPPIB is a Major Stockholder;

(3)                                 up to three independent directors designated by Ares (for so long as Ares is a Major Stockholder), which directors shall be approved by CPPIB (for so long as CPPIB is a Major Stockholder), such approval not to be unreasonably withheld, conditioned or delayed (the “Independent Directors”); and

(4)                                 the then current chief executive officer of the Company (the “CEO Director”);

each such person shall hold office (subject to their earlier removal in accordance with clause (iii) below, the Bylaws of the Company and applicable law) until their respective successors shall have been elected and shall have qualified;

(iii)                               the removal from the Board of any director elected in accordance with clause (ii) above or clause (iv) below, with or without cause:

(1)                                 in the case of any Ares Director or any Independent Director, for so long as Ares is a Major Stockholder only upon the written request of Ares; provided that the removal of any Independent Director must be approved by CPPIB (for so long as CPPIB is a Major Stockholder), such approval not to be unreasonably withheld, conditioned, or delayed;

(2)                                 in the case of any CPPIB Director, for so long as CPPIB is a Major Stockholder only upon the written request of CPPIB; and

(3)                                 in the case of the CEO Director, upon the termination of such Person’s service (whether voluntary or involuntary) as the chief executive officer of the Company;

(iv)                              upon any vacancy in the Board as a result of any individual designated as provided in clause (ii)(1) through (4) above ceasing to be a member of the Board, whether by resignation or otherwise (other than by removal in accordance with clause (iii) above), the election to the Board as promptly as possible:

(1)                                 in the case of a vacancy of any Ares Director or any Independent Director, an individual designated by Ares; provided that the replacement of any Independent Director must be approved by CPPIB (for so long as CPPIB is a Major Stockholder), such approval not to be unreasonably withheld, conditioned or delayed;

(2)                                 in the case of a vacancy of any CPPIB Director, an individual designated by CPPIB; and

(3)                                 in the case of a vacancy of the CEO Director, the then current chief executive officer of the Company.

No party shall forfeit its right to designate a member of the Board pursuant to clauses (ii) or (iv) of this Section 4.06(a) based solely on such party’s failure to effect such designation within any time period following the applicable vacancy.”

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2.                                      Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties to the Stockholders Agreement and their respective successors and permitted assigns.

3.                                      Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

4.                                      Severability.  If any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts, including by way of electronic transmission (e.g. pdf and facsimile formats), each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

6.                                      Full Force and Effect.  The intent of this Amendment is only to modify and amend those provisions of the Stockholders Agreement as are herein specified.  Except as herein specifically amended, all of the terms and conditions of the Stockholders Agreement shall remain in full force and effect.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

ARES CORPORATE OPPORTUNITIES FUND III,
L.P.

By:	ACOF Operating Manager III, LLC

By:	/s/ Adam Stein
	Name:	Adam Stein
	Title:	Authorized Signatory

[Signature Page to First Amendment to Stockholders Agreement]

CPP INVESTMENT BOARD (USRE II) INC.

By:	/s/ Jeff Donahue
	Name:	Jeff Donahue
	Title:	Authorized Signatory

[Signature Page to First Amendment to Stockholders Agreement]

ACKNOWLEDGED AND ACCEPTED

NUMBER HOLDINGS, INC.

By:	/s/ Frank Schools
	Name:	Frank Schools
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to First Amendment to Stockholders Agreement]